Exhibit 10.1

RELOCATION AGREEMENT

THIS RELOCATION AGREEMENT (“Agreement”) dated June 20, 2007, is by and between Hawthorn Bancshares, Inc., a Missouri corporation (“Hawthorn”) and James H. Taylor, Jr. and Laura A. Taylor, both in their capacities as individuals and as trustees of the Taylor, Jr. Trust dated October 18, 1998 (collectively the “Owner”).

RECITALS:

A. James H. Taylor, Jr. is currently employed by Hawthorn and Hawthorn desires to relocate him to Kansas City.

B. Owner accordingly desires to sell his primary residence, which is the real property legally described on Exhibit A attached hereto and made a part hereof and all of Owner’s rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereunto belonging and any improvements, personal property and fixtures located thereon (collectively, the “Property”).

C. Hawthorn desires assist Owner in such sale and make a relocation advance to Owner that will cover Owner’s equity in the Property and certain other expenses associated with the sale of the Property.

D. The purpose of this Agreement is to set forth the terms under which such advance is to be made and to set forth certain other agreements between Owner and Hawthorn.

AGREEMENTS:

In consideration of the foregoing recitals, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1. Payment. Following satisfaction of the conditions in Section 5, Hawthorn will advance to Owner $199,350.13 (the “Relocation Payment”).

2. Sale of Property; Assignment of Proceeds; Effect of Sale.

(a) Owner assigns to Hawthorn the right to sell the Property on Owner’s behalf. Owner agrees that Hawthorn may, and Hawthorn agrees that it will, perform all such acts on Owner’s behalf as may be necessary or appropriate (in Hawthorn’s sole discretion) to sell and convey the Property to such person or entity as Hawthorn may in its sole discretion elect, including without limitation negotiating the sale price of the Property with a prospective purchaser, engaging a real estate broker and/or listing agent and otherwise marketing and selling the Property. Hawthorn will consult with Owner and the real estate agent on a good faith basis regarding the sale of the Property, but all final decisions concerning the sale of the property shall be made by Hawthorn in its sole discretion.

(b) Owner assigns to Hawthorn the sole and exclusive right to all proceeds from the sale of the Property after payment of the existing mortgage loans encumbering the Property. Hawthorn agrees to collect and pay those proceeds in the following order:

(i) first, to pay all closing costs and fees due in connection with the sale of the Property;

(ii) second, to Citimortgage (the “Existing Lender”) in an amount sufficient to repay the current outstanding indebtedness owed by Owner with respect to the Property (the “Mortgage”); and

(iii) third, to Hawthorn for its own account.

(c) If Hawthorn sells the Property for a price greater than $385,000, then Hawthorn shall make an additional payment to Owner in an amount equal to the difference between the price at which the Property was sold and $385,000.

3. Additional Agreements.

(a) During the period between the date on which Hawthorn pays the Relocation Payment to Owner (the “Relocation Payment Date”) and the date of closing on the sale of the Property (the “Interim Period”) Hawthorn will continue to make the regular monthly payments currently owed by Owner to the Existing Lender on the Mortgage and is otherwise responsible for payment of utilities, repairs and general upkeep on the Property. Hawthorn agrees that it will use its best efforts to ensure that the Property will be secured in a manner consistent with the way the Owners have secured it in the past.

(b) Owner shall promptly furnish to Hawthorn true and complete copies of any official notice or claim by any governmental authority pertaining to the Property and of any mechanics lien claim or other lien or encroachment affecting the Property. In addition, Owner shall promptly notify Hawthorn of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Property.

(c) Owner shall permit Hawthorn (or its representative), at all reasonable times, to inspect the physical condition of all or any part of the Property.

(d) Owner agrees to maintain its current insurance on the Property until the closing of the sale of the Property by Hawthorn and add Hawthorn as an additional insured. At Hawthorn’s request, Owner will deliver to Hawthorn certified copies of such insurance policy or policies. After the Property is sold, Hawthorn will reimburse Owner for any amount of homeowner’s insurance allocable to Hawthorn during the Interim Period.

(e) Owner will not sell, convey, lease, mortgage, hypothecate, cause or suffer the imposition of a lien upon, or otherwise encumber the Property other than as set forth in this Agreement.

(f) If, during the Interim Period, (i) a receiver, trustee, custodian, or officer is appointed for Owner, (ii) a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction now or hereafter in effect is filed against Owner; (iii) any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for settlement of claims against Owner is instituted against Owner, or (iv) any judgment or judgments is filed against Owner, Owner shall indemnify, defend and hold Hawthorn harmless from and against any and all losses, damages, penalties, fines, costs and expenses (including without limitation, reasonable attorney’s fees and disbursements) incurred by Hawthorn as a result thereof. Without limiting any other right of Hawthorn, Hawthorn may, at its sole election, setoff against such losses, damages, penalties, fines, costs and expenses incurred by it any and all monies then or thereafter owed to Owner by Hawthorn in any capacity.

4. Representations and Warranties. Owner hereby represents and warrants to Hawthorn both now and, if applicable, on the date of the closing of the sale of the Property that:

(a) Owner is not in violation in any material respect of any laws, ordinances, requirements, regulations or orders;

(b) Owner is not in breach or violation of any agreement or instrument, or any judgment, order, writ, or injunction of any court or governmental instrumentality;

(c) Owner is not a party to any pending lawsuit or administrative proceeding;

(d) Owner is not delinquent in the payment of any tax, assessment or governmental charge owed in respect of the Property;

(e) The Mortgage is current and the outstanding balance on the Mortgage is $192,649.87;

(f) no notice has been served on Owner for assessments for public improvements against the Property that remain unpaid and that no notice or order by any governmental authority has been served on Owner that requires the performance of any work or the making of any repairs or alterations in or on the Property or in the streets or other improvements that bound the Property; and

(g) except for the defects disclosed in any disclosure schedule provided by Owner with respect to the Property (the “Owner’s Disclosure Schedule”), to the best of Owner’s knowledge, the Property is in good working order and condition and the dwelling and any other buildings constituting a part of the Property are free from water seepage or leaks, physical or structural defects and infestation by termites or other wood-destroying insects.

5. Conditions. Before Hawthorn pays Owner the Relocation Payment, Owner must execute and/or deliver to Hawthorn each of the following:

(a) The form of general warranty deed of conveyance with respect to the Property attached to this Agreement as Exhibit B (the “Deed”), with the name of the grantee and the purchase price left blank.

(b) The form of irrevocable power of attorney attached to this Agreement as Exhibit C (collectively, the “Power of Attorney”) authorizing Hawthorn or its designee to perform all such acts on Owner’s behalf as may be necessary or appropriate to transfer and convey all or any part of the Property to Hawthorn or such other person or entity as Hawthorn may in its sole discretion elect, including without limitation, inserting the name of the grantee and the purchase price in the Deed and to collect and pay the proceeds of any transfer or conveyance as dictated in this Agreement.

(c) The form of Owner’s Affidavit attached to this Agreement as Exhibit D (the “Owner’s Affidavit”).

(d) Access to the Property, including keys to all structures on the Property, sufficient to allow Hawthorn to adequately market and sell the Property. Owner shall assist Hawthorn in keeping the Property broom-clean with all refuse removed.

(e) The Owner’s Disclosure Schedule.

(f) A copy of all appraisals conducted with respect to the Property.

(g) Such other documents and instruments as may now or hereafter be required by Hawthorn (which, together with this Agreement, the Deed, the Power of Attorney and the Owner’s Affidavit, are referred to as the “Relocation Payment Documents”)

6. Indemnification. Owner agrees to indemnify, defend and hold Hawthorn harmless, from and against any and all losses, judgments, actions, claims, demands, damages, penalties, fines, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) of every kind based upon, arising out of or otherwise in respect of any breach of this Agreement or any other Relocation Payment Document by Owner.

7. Default. Time is of the essence in this Agreement. The occurrence of one or more of the following shall constitute a default by Owner: (a) any failure of Owner to perform or observe any covenant or agreement of Owner in accordance with the terms and provisions of this Agreement or any other Relocation Payment Document if such failure continues for more than ten (10) days after receipt by Owner of written notice thereof; (b) any representation or warranty contained in this Agreement is not true as of the time made; (c) the filing of any lien or claim of lien against the Property, or the existence of a security interest in any person other than Hawthorn in the Property, not contested in good faith; (d) Owner’s failure to comply with any requirement of any governmental authority having jurisdiction within ten (10) days after receiving written notice of such requirement; or (e) Owner shall become insolvent, file for bankruptcy, have an involuntary bankruptcy petition filed against it which is not dismissed within sixty (60) days, have a receiver appointed for it or substantially all of its assets or make an assignment for the benefit of creditors.

8. Rights of Hawthorn. In the event of any default by Owner, Hawthorn shall have the right, in addition to all other rights or remedies available to Hawthorn at law or in equity, to seek specific performance of this Agreement by Owner.

9. Notices. All notices required herein may be given to the respective parties by mailing the same by United States certified or registered mail, postage prepaid, return receipt requested, or by personal delivery to the respective parties’ addresses as Owner or Hawthorn may from time to time designate by written notice to the other as herein required.

10. General Provisions. The terms and provisions of the other Relocation Payment Documents are incorporated herein by reference. The captions of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the singular or plural number or masculine, feminine or neuter gender is used herein, it shall equally include the other, and every mention of the Hawthorn or the Owner shall include the heirs, legal representatives, successors and assigns of the party so designated. If more than one party is designated as “Owner” herein, each such party shall be jointly and severally liable for the performance and observance of all agreements and conditions of Owner. If any provision of this Agreement shall be prohibited or invalid under any applicable law, such provision shall be ineffective to that extent without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement and the other Relocation Payment Documents constitute the final agreements of the parties with respect to the matters dealt with therein, and neither this Agreement nor the other Relocation Payment Documents shall be modified, amended or superseded except by a writing signed by the party to be bound thereby. This Agreement is for the sole protection and benefit of Hawthorn and Owner, and no person shall be deemed to have a right or benefit of any kind hereunder as a third party beneficiary with respect to this Agreement. This Agreement shall be construed and enforced according to and governed by the laws of the state of Missouri. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

11. No Liability. Owner shall not be liable for any injury that may occur on the Property to any third party to the extent such liability is not covered by the property insurance on the Property. Any costs of defense incurred by Owner not covered by insurance shall be paid by Hawthorn.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed in their respective names on the day and year first hereinabove written.

HAWTHORN BANCSHARES, INC. By: /s/ David T. Turner

David T. Turner, President /s/ James H. Taylor, Jr.

James H. Taylor, Jr., as an individual and as trustee of the Taylor, Jr. Trust dated October 18, 1998 /s/ Laura A. Taylor

Laura A. Taylor, as an individual and as trustee of the Taylor, Jr. Trust dated October 18, 1998

Exhibit A

Description of Property

Lot 72 of Wynfield Estates, according to the plat thereof recorded in Plat Book 279 Pages 70 thru 72 of the St. Louis County Records. Together with all improvements thereon known as and numbered 6729 Wynfield Terrace Drive, St. Louis, Missouri 63129

Exhibit B

Warranty Deed

Exhibit C

Power of Attorney

Exhibit D

Owner’s Affidavit